Exhibit 99.1

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

/C O R R E C T I O N — Valeant Pharmaceuticals International, Inc./

In the news release, Valeant Pharmaceuticals Reports Preliminary Unaudited Fourth Quarter 2015 Financial Information, issued 15-Mar-2016 by Valeant Pharmaceuticals International, Inc. over PR Newswire, we are advised by the Company that under the “Next Four Quarters (Second Quarter 2016 – First Quarter 2017) Guidance” section, the third bullet should read “Adjusted EBITDA (non-GAAP) expected to be ~$6.0 billion” rather than “Adjusted EBITDA (non-GAAP) expected to be ~$6.2 - $6.6 billion” as originally issued inadvertently. The complete, corrected release follows:

Valeant Pharmaceuticals Reports Preliminary Unaudited Fourth Quarter 2015 Financial Information

Company Provides New 2016 Guidance

LAVAL, Quebec, March 15, 2016 /PRNewswire/ – Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) (the “Company”) today announced preliminary unaudited financial information for the fourth quarter 2015.

As a result of the ongoing work of the Company’s Ad Hoc Committee of the Board of Directors appointed to review the Company’s relationship with Philidor and related matters, and the Company’s ongoing assessment of the impact of the committee’s findings on financial reporting and internal controls, the unaudited fourth quarter 2015 results are preliminary and, as previously announced, the Company has delayed the filing of its Annual Report on Form 10-K for the year ended December 31, 2015. The Company is working diligently and intends to file the Form 10-K as promptly as reasonably practicable.

Fourth Quarter 2015 Preliminary Highlights:

•	Unaudited Revenue of $2.8 billion

•	Unaudited GAAP EPS ($0.98); Adjusted EPS (non-GAAP) $2.50

•	Unaudited GAAP Cash Flow from Operations $562 million; Adjusted Cash Flow from Operations (non-GAAP) $838 million

Preliminary unaudited fourth quarter results were impacted by softer-than-expected sales of the gastrointestinal business, as compared to previous guidance issued in December, driven by reductions in the wholesale and retail channel in reaction to Valeant’s announcement of an agreement with Walgreens.

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

First Quarter 2016 Guidance Update

•	Total Revenue expected to be $2.3 - $2.4 billion from previous guidance of $2.8 - $3.1 billion

•	Adjusted EPS (non-GAAP) expected to be $1.30 - $1.55 from previous guidance of $2.35 - $2.55

First quarter 2016 results have been impacted by continued inventory destocking in dermatology and GI, revenue shortfalls in several business such as Ophthalmology Rx, Commonwealth, Western Europe, Women’s Health, Solta and Obagi, and little to no corresponding cost reductions to compensate. In addition, management transition issues and continued organizational distractions are expected to negatively impact operations during the quarter.

2016 Guidance Update

•	Total Revenue expected to be $11.0 - $11.2 billion from previous guidance of $12.5 - $12.7 billion

•	Adjusted EPS (non-GAAP) expected to be $9.50 - $10.50 from previous guidance of $13.25 - $13.75

•	Adjusted EBITDA (non-GAAP) expected to be $5.6 - $5.8 billion from previous guidance of $6.9 - $7.1 billion

Financial guidance for 2016 reflects reduced revenue assumptions for certain businesses, new managed care contracts and increased investment in key functions, such as financial reporting, public and government relations and compliance, as well as the impact of the weak first quarter of 2016.

To get a better sense of our business on a go forward basis, we are also providing guidance for the next four quarters – Second Quarter 2016 through First Quarter 2017.

Next Four Quarters (Second Quarter 2016 – First Quarter 2017) Guidance

•	Total Revenue expected to be $11.6 - $11.8 billion

•	Adjusted EPS (non-GAAP) expected to be $10.75 - $11.25

•	Adjusted EBITDA (non-GAAP) expected to be ~$6.0 billion

“The challenges of the past few months are not yet behind us and our goal for 2016 is to better balance our priorities across all of our constituencies - physicians, patients, employees, payors, debt holders and shareholders,” said J. Michael Pearson, chief executive officer. “I want to again thank all our dedicated employees, as well as the entire management team, for their diligence throughout this difficult time to ensure that the business remains solid.”

Pearson continued, “In discussion with the Board, we have assumed lower growth in our U.S. dermatology, gastrointestinal, and woman’s health portfolios, as well as certain geographies like Western Europe, while keeping our expenses largely unchanged. We plan to work hard to improve these metrics by delivering higher revenues and reducing our costs and, if successful, we hope to beat this guidance in the quarters to come. In the meantime, we are comfortable with our current liquidity position and cash flow generation for the rest of the year, and remain well positioned to meet our obligations.”

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Note About Preliminary Results

The financial results presented in this release are preliminary and may change. This preliminary financial information includes calculations or figures that have been prepared internally by management and have not been reviewed or audited by our independent registered public accounting firm. There can be no assurance that the Company’s actual results for the period presented herein will not differ from the preliminary financial data presented herein and such changes could be material. This preliminary financial data should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future periods. This preliminary financial information, and previously reported amounts, could be impacted by the effects of the pending review of the Ad Hoc Committee of the Board of Directors.

Conference Call and Webcast Information

Date	Tuesday, March 15, 2016
Time	8:00 a.m. ET
Webcast	http://ir.valeant.com/events-and-presentations
Participant Event Dial-in	(877) 295-5743 (North America)
(973) 200-3961 (International)
Participant Passcode	66610318
Replay Dial-in	(855) 859-2056 (North America)
(404) 537-3406 (International)
Replay Passcode	66610318 (Replay available until 03/22/2016)

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, gastrointestinal disorder, eye health, neurology and branded generics. More information about Valeant can be found at www.valeant.com.

Forward-looking Statements

This press release may contain forward-looking statements, including, but not limited to, statements regarding our expected future performance, including guidance with respect to total revenue, adjusted EPS and adjusted EBITDA, revenue and growth assumptions, our goals for 2016 and our ability to achieve such goals (including delivery of higher revenues and cost reduction), the sufficiency of our current liquidity position and cash flow generation and our ability to meet our obligations, the ongoing review by the Company’s Ad Hoc Committee and the ongoing assessment by the Company of the impact of the committee’s findings on financial reporting and internal controls, the timing of the filing of the Company’s Form 10-K, expected investments in key functions, expected management transition issues and continued organizational distractions. Forward-looking statements may generally be identified by

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company’s most recent annual or quarterly report and detailed from time to time in Valeant’s other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Valeant has not completed its review procedures with respect to 2015 financial information and the information herein may be subject to change based on such review, including the subsequent identification of other adjustments. These forward-looking statements speak only as of the date hereof. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes, unless required by law.

Non-GAAP Information

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures including (i) Adjusted net income attributable to Valeant Pharmaceuticals International, Inc., (ii) Adjusted earnings per share (“EPS”), (iii) Revenue excluding currency impact, (iv) Cost of goods sold excluding fair value step-up adjustment in inventory and other, (v) Adjusted cash flow from operations, and (vi) Adjusted EBITDA. The reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables below. However, other than with respect to total revenue, the Company only provides guidance on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measures to GAAP, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

Management uses these non-GAAP measures as key metrics in the evaluation of Company performance and the consolidated financial results and, in part, in the determination of cash bonuses for its executive officers. The Company believes these non-GAAP measures are useful to investors in their assessment of our operating performance and the valuation of our company. In addition, these non-GAAP measures address questions the Company routinely receives from analysts and investors and, in order to assure that all investors have access to similar data, the Company has determined that it is appropriate to make this data available to all investors. However, non-GAAP financial measures are not prepared in accordance with GAAP, as they exclude certain items as described below. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

(i) Adjusted net income attributable to Valeant Pharmaceuticals International, Inc. and (ii) Adjusted EPS

Management uses Adjusted net income attributable to Valeant Pharmaceuticals International, Inc. and Adjusted EPS for strategic decision making, forecasting future results and evaluating current

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

performance. In addition, cash bonuses for the Company’s executive officers are based, in part, on the achievement of certain Adjusted EPS targets. Such non-GAAP measures exclude the impact of certain items (as further described below) that may obscure trends in the Company’s underlying performance. By disclosing these non-GAAP measures, management intends to provide investors with a meaningful, consistent comparison of the Company’s operating results and trends for the periods presented. Management believes these measures are also useful to investors as such measures allow investors to evaluate the Company’s performance using the same tools that management uses to evaluate past performance and prospects for future performance.

Adjusted net income attributable to Valeant Pharmaceuticals International, Inc. and Adjusted EPS reflect adjustments based on the following items:

•	Inventory step-up and property, plant and equipment (PP&E) step-up/down: The Company has excluded the impact of fair value step-up/down adjustments to inventory and PP&E in connection with business combinations as such adjustments represent non-cash items, and the amount and frequency is not consistent and is significantly impacted by the timing and size of our acquisitions.

•	Stock-based compensation: The Company has excluded the impact of previously accelerated vesting of certain stock-based equity instruments as such impact is not reflective of the ongoing and planned pattern of recognition for such expense.

•	Acquisition-related contingent consideration: The Company has excluded the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments is not consistent and is significantly impacted by the timing and size of our acquisitions, as well as the nature of the agreed-upon consideration.

•	In-Process research and development impairments and other charges: The Company has excluded expenses associated with acquired in-process research and development (including any impairment charges), as these amounts are inconsistent in amount and frequency and are significantly impacted by the timing, size and nature of acquisitions. Although expenses associated with acquired in-process research and development are generally not recurring with respect to past acquisitions, the Company may incur these expenses in connection with any future acquisitions.

•	Philidor Rx Services wind down costs – The Company has excluded certain costs associated with the wind down of the arrangement with Philidor Rx Services, primarily including write-downs of fixed assets and bad debt expenses. The Company believes it is useful to understand the effect of excluding this item when evaluating ongoing performance.

•

Other (income) expense: The Company has excluded certain other expenses that are the result of other, unplanned events to measure operating performance, primarily including costs associated with the termination of certain supply and distribution agreements, legal settlements and related fees, Philidor-related and pricing-related investigation and litigation costs, post-combination expenses associated with business combinations for the acceleration of employee stock awards and/or cash bonuses, and gains/losses from the sale of assets and businesses. These events are

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

unplanned and arise outside of the ordinary course of continuing operations. The Company believes the exclusion of such amounts allows management and the users of the financial statements to better understand the financial results of the Company.

•	Restructuring, integration, and acquisition-related expenses: In recent years, the Company has completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred, and the Company may incur such expenses in connection with any future acquisitions. The Company has excluded certain restructuring, integration and other acquisition-related expense items resulting from acquisitions (including legal and due diligence costs) to allow more accurate comparisons of the financial results to historical operations and forward-looking guidance. Such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets as part of the Company, and are not factored into management’s evaluation of potential acquisitions or its performance after completion of acquisitions. In addition, the frequency and amount of such charges vary significantly based on the size and timing of the acquisitions and the maturities of the businesses being acquired. Also, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of such expenses, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding the above referenced expenses from our non-GAAP measures, management is better able to evaluate the Company’s ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for the Company. Furthermore, the Company believes that the adjustments of these items more closely correlate with the sustainability of the Company’s operating performance.

•	Amortization and impairments of finite-lived intangible assets: The Company has excluded the impact of amortization and impairments of finite-lived intangible assets (including impairments of intangible assets related to Philidor Rx Services), as such non-cash amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. The Company believes that the adjustments of these items more closely correlate with the sustainability of the Company’s operating performance. Although the Company excludes amortization of intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets and potential impairment charges.

•	Amortization of deferred financing costs and debt discounts: The Company has excluded amortization of deferred financing costs and debt discounts as this represents a non-cash component of interest expense.

•	Foreign exchange and other: The Company has excluded foreign exchange and other to eliminate the impact of foreign currency fluctuations primarily related to intercompany financing arrangements in evaluating company performance.

•	Tax: The Company has (i) excluded the tax impact of the non-GAAP adjustments and (ii) recorded adjustments for the use of tax attributes and other deferred tax items plus any payments made for settlement of tax audits, in order to reflect an expected tax rate for the current period.

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

(iii) Revenue excluding currency impact

Management uses this non-GAAP measure to calculate organic growth and assess performance of its business units, and the Company in total, without the impact of foreign currency exchange fluctuations. In the fourth quarter of 2015, the Company also excluded revenue related to Philidor Rx Services for November and December of 2015. Such measure is useful to investors as it allows for a more consistent period-to-period comparison of our revenue.

(iv) Cost of goods sold excluding fair value step-up adjustment to inventory and other

Management uses this non-GAAP measure to assess cost of goods sold as a percentage of sales for its reportable segments, and the Company in total, without the impact of fair-value adjustments to inventory and PP&E in connection with business combinations, and integration-related inventory charges and technology transfer costs. In the fourth quarter of 2015, the Company also excluded costs related to Philidor Rx Services for November and December of 2015. Such measure is useful to investors as it allows for a more consistent period-to-period comparison of costs.

(v) Adjusted cash flow from operations

Management uses this non-GAAP measure for strategic decision making and evaluating the ability of our businesses to generate cash. Management believes this measure is useful to investors because it is an indication of the amount of cash flow that may be available for future repayment of debt, future investment in growth initiatives and other future discretionary and non-discretionary expenditures.

Adjusted cash flow from operations reflects adjustments primarily based on the following items:

•	Restructuring, integration, and acquisition-related amounts: The Company has excluded cash flows related to restructuring, integration, and acquisition-related costs as the size, complexity and/or volume of past acquisitions, which often drives the magnitude of such cash flows, may not be indicative of the size, complexity and/or volume of future acquisitions, as further described above. The Company may have such cash outflows in connection with any future acquisitions.

•	Acquired in-process research and development: The Company has excluded cash flows related to acquired in-process research and development as these amounts are inconsistent in amount and frequency and are significantly impacted by the timing, size and nature of acquisitions. Although cash flows associated with acquired in-process research and development are generally not recurring with respect to past acquisitions, the Company may have such cash outflows in connection with any future acquisitions.

•	Excess tax benefit from share-based compensation: Company has included an add-back for tax benefits for share-based compensation, which represents the benefits arising from the difference between the fair value of the awards at the date of grant and the fair value at the exercise/settlement date. The benefit is added-back to reflect the cash benefits (in the form of reduced tax payments) from the tax deductions.

•	Working capital changes related to certain business combinations: The Company has excluded certain working capital impacts resulting from post-combination bonus payments to acquire employees.

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

(vi) Adjusted EBITDA

Adjusted EBITDA is net income (its most directly comparable GAAP financial measure) adjusted for certain items, as further described below. Management uses this non-GAAP measure as part of its guidance and to forecast future results. Management also believes Adjusted EBITDA is a useful measure to evaluate current performance. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding anticipated non-operational, non-cash or non-recurring losses or gains.

Adjusted EBITDA reflects, as applicable, the adjustments reflected in Adjusted EPS (see disclosure above). In addition, the Company excludes the impact of costs relating to stock-based compensation. Due to subjective assumptions and a variety of award types, the Company believes that the exclusion of stock-based compensation expense, which is typically non-cash, allows for more meaningful comparisons of operating results to peer companies. Stock-based compensation expense can vary significantly based on the timing, size and nature of awards granted. Finally, to the extent not already adjusted for, Adjusted EBITDA reflects adjustments for interest, taxes, depreciation and amortization (EBITDA represents earnings before interest, taxes, depreciation and amortization).

###

Valeant Pharmaceuticals International, Inc.	Table 1
Condensed Consolidated Statement of Income (Loss)
For the Three Months Ended December 31, 2015 (Unaudited)

Three Months Ended December 31,
(In millions)	2015

Product sales	$2,754.4
Other revenues	34.3

Total revenues	2,788.7

Cost of goods sold (exclusive of amortization and impairments of finite-lived intangible assets shown separately below)	727.0
Cost of other revenues	10.0
Selling, general and administrative (“SG&A”)	725.8
Research and development	95.9
Acquisition-related contingent consideration	(45.6)
In-process research and development impairments and other charges	140.3
Other (income)/expense	42.9
Restructuring, integration, acquisition-related and other costs	96.0
Amortization and impairments of finite-lived intangible assets	774.5

2,566.8

Operating income (loss)	221.9

Interest expense, net	(431.7)
Foreign exchange and other	(3.3)

Income (loss) before (recovery of) provision for income taxes	(213.1)

(Recovery of) provision for income taxes	123.8

Net income (loss)	(336.9)

Less: Net income (loss) attributable to noncontrolling interest	(0.5)

Net income (loss) attributable to Valeant Pharmaceuticals International, Inc.	$(336.4)

Earnings (loss) per share:

Basic and diluted:
Earnings (loss)	$(0.98)

Shares used in per share computation	344.9

Valeant Pharmaceuticals International, Inc.	Table 2
Reconciliation of GAAP EPS to Adjusted EPS Non-GAAP
For the Three Months Ended December 31, 2015
(Unaudited)

Three Months Ended December 31,
(In millions)	2015

Net income (loss) attributable to Valeant Pharmaceuticals International, Inc.	$(336.4)

Non-GAAP adjustments:
Inventory step-up (a)	36.0
PP&E step-up/down (b)	7.2
Stock-based compensation (c)	(5.6)
Acquisition-related contingent consideration (d)	(45.6)
In-process research and development impairments and other charges (e)	140.3
Philidor Rx Services wind down costs (f)	48.8
Other (income)/expense (g)	42.9
Restructuring, integration, acquisition-related and other costs (h)	96.0
Amortization and impairments of finite-lived intangible assets and other non-GAAP charges (i)	788.1

1,108.1
Amortization of deferred financing costs and debt discounts (j)	27.7
Foreign exchange and other (k)	(1.4)
Tax Effect of non-GAAP Adjustments (l)	(83.2)
Tax Effect of use of tax attributes and other timing items (m)	160.9

Total non-GAAP adjustments	1,212.1

Adjusted net income non-GAAP attributable to Valeant Pharmaceuticals International, Inc. (n)	$875.7

GAAP earnings (loss) per share - diluted	$(0.98)

Adjusted earnings per share non-GAAP - diluted (n)	$2.50

Shares used in diluted per share calculation - Adjusted earnings per share non-GAAP	349.9

(a)	See footnote (c) to Table 2a.
(b)	See footnote (d) to Table 2a.
(c)	See footnote (e) to Table 2a.
(d)	See footnote (f) to Table 2a.
(e)	See footnote (g) to Table 2a.
(f)	See footnote (b) (d) (e) to Table 2a.
(g)	See footnote (h) to Table 2a.
(h)	See footnote (i) to Table 2a.
(i)	See footnote (j) (d) to Table 2a.
(j)	See footnote (k) to Table 2a.
(k)	See footnote (l) to Table 2a.
(l)	See footnote (m) to Table 2a.
(m)	See footnote (n) to Table 2a.
(n)	See footnote (a) to Table 2a.

Valeant Pharmaceuticals International, Inc.	Table 2a
Reconciliation of GAAP EPS to Adjusted EPS Non-GAAP
For the Three Months Ended December 31, 2015
(Unaudited)

	Non-GAAP Adjustments(a) for
	Three Months Ended December 31,
(In millions)	2015

Product sales	$(4.6	) (b)
Other revenues	—

Total revenues	(4.6)

Cost of goods sold (exclusive of amortization and impairments of finite-lived intangible assets shown separately below)	(56.3	) (c)(d)
Cost of other revenues	—
Selling, general and administrative (“SG&A”)	(47.9	) (e)
Research and development	(0.4)
Acquisition-related contingent consideration	45.6	(f)
In-process research and development impairments and other charges	(140.3	) (g)
Other income/(expense)	(42.9	) (h)
Restructuring, integration, acquisition-related and other costs	(96.0	) (i)
Amortization and impairments of finite-lived intangible assets	(774.5	) (j)

	(1,112.7)

Operating income (loss)	1,108.1

Interest expense, net	27.7	(k)
Foreign exchange and other	(1.4	) (l)

Income (loss) before (recovery of) provision for income taxes	1,134.4

Tax Effect of non-GAAP Adjustments	(83.2	) (m)
Tax Effect of use of tax attributes and other timing items	160.9	(n)

Total non-GAAP adjustments to net income (loss) attributable to Valeant Pharmaceuticals International, Inc.	$1,212.1

Non-GAAP adjustments to Earnings (loss) per share:

Diluted:
Total non-GAAP adjustments to earnings (loss)	$3.46

Shares used in per share computation	349.9

(a)	To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, see the body of the press release to which these tables are attached.
(b)	Product sales of $4.6 million represents Philidor Rx Services sales during the wind down period November 1, 2015 through December 31, 2015.
(c)	ASC 805, Business Combinations, requires inventory to be recorded at fair value, resulting in an inventory step-up whose total impact for the three months ended December 31, 2015 is $36.0 million primarily due to the acquisitions of Salix Pharmaceuticals Ltd on April 1, 2015, Amoun Pharmaceutical on October 19, 2015 and Synergetics on October 15, 2015.
(d)	For the three months ended December 31, 2015, cost of goods sold includes $12.0 million of costs associated with integration related inventory charges and technology transfers, depreciation resulting from PP&E step up of $6.2 million primarily relating to the acquisition of Bausch & Lomb Holdings Incorporated and $2.1 million of cost of goods sold related to Philidor Rx Services products during the wind down period November 1, 2015 through December 31, 2015.
(e)	For the three months ended December 31, 2015, SG&A of $47.9 million is primarily related to Philidor Rx Services wind down costs of $51.3 million which includes $23.3 million of depreciation expense resulting from the write-down of fixed assets, $18.3 million of bad debt reserve and $9.7 million of operating expenses during the wind down period November 1, 2015 through December 31, 2015, partially offset by $5.6 million stock-based compensation which primarily reflects the impact of previously accelerated vesting of certain stock-based equity instruments.
(f)	Net expense/(income) from the changes in acquisition-related contingent consideration for the three months ended December 31, 2015 is ($45.6) million.
(g)	In-process research and development impairments and other charges for the three months ended December 31, 2015 of $140.3 million is primarily related to the $100.0 million upfront payment in connection with the license of brodalumab, a $28.2 million impairment related to Emerade and other smaller impairments.
(h)	For the three months ended December 31, 2015, other (income)/expense of $42.9 million is primarily due to costs resulting from the termination of supply and distribution agreements of $20.6 million, legal settlements and related fees of $12.7 million which includes legal fees associated with the Philidor Rx Services wind down and a post-combination expense of $11.7 million related to cash bonuses paid to Amoun Pharmaceutical employees in connection with the acquisition.
(i)	Restructuring, integration, acquisition-related and other costs of $96.0 million primarily driven by the acquisitions of Salix Pharmaceuticals, Ltd, Dendreon Corporation, Philidor and Marathon Pharmaceuticals, LLC. These include $51.5 million of contract terminations, integration consulting, transition services, duplicative labor and other, $24.0 million of employee severance costs, $8.1 million of acquisition costs, $3.8 million of facility closure costs and $8.6 million of other. See additional information on footnote (c) to Table 5.2.
(j)	Represents amortization and impairments of finite-lived intangible assets including a $79.0 million impairment charge related to Philidor Rx Services.
(k)	Non-cash interest expense primarily associated with amortization and write-down of deferred financing costs and debt discounts for the three months ended December 31, 2015 is $27.7 million.
(l)	Unrealized foreign exchange (gain)/loss on intercompany financing arrangements for the three months ended December 31, 2015 is ($1.4) million.
(m)	Adjusted amounts represent Non-GAAP adjustments above multiplied by our effective tax rate within the jurisdictions the adjustments affect taking into account jurisdictions in which we have valuation allowances. The effective rate is derived by reference to statutory tax rates within the jurisdictions we operate.
(n)	Adjustment represents the effect of the use of tax attributes and other deferred tax items plus any payments made for the settlement of tax audits.

Valeant Pharmaceuticals International, Inc.	Table 3
Statement of Revenues - by Segment
For the Three Months Ended December 31, 2015
(Unaudited)

(In millions)
	Three Months Ended
	December 31,
	2015 GAAP	2015 currency impact & Other (a)	2015 excluding currency impact & other non-GAAP (b)
Revenues
Dermatology	$324.2	$(4.6)	$319.6
Consumer	155.9	—	155.9
Ophthalmology Rx	112.0	—	112.0
Contact Lenses	53.5	—	53.5
Surgical	65.4	—	65.4
Neuro & Other/Generics	557.5	—	557.5
Dental	44.7	—	44.7
Oncology/Urology	76.6	—	76.6
GI	509.0	—	509.0
Total U.S.	1,898.8	(4.6)	1,894.2
ROW Developed	363.4	49.2	412.6

Developed Markets	2,262.2	44.6	2,306.8
Emerging Markets-Europe/Middle East/Africa	284.7	47.4	332.1
Emerging Markets-Latin America	100.4	28.9	129.3
Emerging Markets-Asia	141.4	7.7	149.1

Emerging Markets	526.5	84.0	610.5

Total revenues	$2,788.7	$128.6	$2,917.3

(a)	Note: Currency effect for constant currency sales is determined by comparing 2015 reported amounts adjusted to exclude currency impact, calculated using 2014 monthly average exchange rates, to the actual 2014 reported amounts. The $4.6 million in Dermatology represents product sales relating to Philidor Rx Services during the wind down period November 1, 2015 through December 31, 2015.
(b)	To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, see the body of the press release to which these tables are attached.

Valeant Pharmaceuticals International, Inc.	Table 4
Reconciliation of GAAP Cost of Goods Sold to Non-GAAP Cost of Goods Sold - by Segment
For the Three Months Ended December 31, 2015
(Unaudited)

(In millions)
4.1 Cost of goods sold
	Three Months Ended
	December 31,
	2015 as reported GAAP	% of product sales	2015 fair value step-up adjustment to inventory and other non- GAAP (a) (b)	2015 excluding fair value step-up adjustment to inventory and other non-GAAP (a)	% of product sales
Developed Markets	$506.4	23%	$51.7	$454.7	20%
Emerging Markets	220.6	42%	4.6	216.0	41%

	$727.0	26%	$56.3	$670.7	24%

(a)	To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, see the body of the press release to which these tables are attached.
(b)	Developed Markets include $32.7 million of fair value step-up adjustment to inventory, $11.5 million of integration related inventory charges and technology transfer costs, PP&E net step up adjustment of $5.4 million and $2.1 million of cost of goods related to Philidor Rx Services during the wind down period November 1, 2015 through December 31, 2015. Emerging Markets include $3.3 million of fair value step-up adjustment to inventory, $0.8 million of PP&E step up adjustment and $0.5 million of integration related technology transfer costs.

Valeant Pharmaceuticals International, Inc.	Table 5
Consolidated Balance Sheet and Other Data
(Unaudited)

(In millions)
5.1 Cash	As of December 31, 2015

Cash and cash equivalents	$597.3

Debt

Revolving Credit Facility	$250.0
Series A-1 Tranche A Term Loan Facility	140.4
Series A-2 Tranche A Term Loan Facility	137.3
Series A-3 Tranche A Term Loan Facility	1,881.5
Series A-4 Tranche A Term Loan Facility	951.3
Series D-2 Tranche B Term Loan Facility	1,087.5
Series C-2 Tranche B Term Loan Facility	835.1
Series E-1 Tranche B Term Loan Facility	2,531.2
Series F Tranche B Term Loan Facility	4,055.8
Senior Notes	19,206.0
Other	12.3

31,088.4
Less: current portion	(823.0)

Total long-term debt	$30,265.4

5.2 Summary of Cash Flow Statements	Three Months Ended December 31,
2015
Cash flow provided by (used in):

Net cash provided by operating activities (GAAP)	$562.3
Restructuring, integration and acquisition-related costs (c)	96.0
Payment of accrued legal settlements	0.8
Excess tax benefit from share-based compensation (a)	35.2
Acquired in-process research and development	103.9
Working capital change related to business development activities	11.7
Changes in working capital related to restructuring, integration and acquisition-related costs(c)	27.8

Adjusted cash flow from operations (Non-GAAP) (b)	$837.7

(a)	Includes excess tax benefit from share-based compensation which will reduce taxes in future periods.
(b)	To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, see the body of the press release to which these tables are attached.
(c)	Total restructuring, integration and acquisition-related costs cash payments of $123.8 million are broken down as follows:

Project Type	Cash Paid	Expensed

Salix Pharmaceuticals, Ltd	53.9	37.0
Dendreon Corporation	13.3	3.2
Philidor Rx Services	10.8	18.9
Marathon Pharmaceuticals, LLC	10.2	7.7
Synergetics	6.2	8.1
Amoun Pharmaceutical	3.9	2.0
Sprout Pharmaceuticals	3.2	2.2
Medicis Pharmaceutical Corporation	3.0	3.0
Paragon Holdings I, Inc	2.8	1.4
Other (Various deals)	16.5	12.5

Total	123.8	96.0

Expense Type	Cash Paid

Integration related consulting, duplicative labor, transition services, and other	55.3
Acquisition-related costs paid to 3rd parties	29.6
Severance payments	25.8
Facility closure costs, other manufacturing integration, and other	13.1

123.8